UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2020

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 919-858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	Entry into a Material Definitive Agreement.

Effective 01 July 2020, Data443 Risk Mitigation, Inc. (the “Company”) entered into following agreements for the amendment of the following four (4) respective convertible notes (collectively, the “Notes”):

1. The Company and Blue Citi LLC (“Blue Citi”) entered into the July 2020 Amendment and Forbearance Agreement (the “Blue Citi Agreement”). The Company had previously issued to Blue Citi that certain Consolidated Note in the original principal amount of Eight Hundred Twenty Nine Thousand Six Hundred Eighty Dollars ($829,680) on 30 September 2018, with a maturity date of 31 March 2020 (the “Blue Citi Note”). Under the Blue Citi Agreement, Blue Citi agreed to forbear from enforcing its rights under the Blue Citi Note with regard certain possible events of default under the Blue Citi Note, and the Company and Blue Citi further agreed to amend the Blue Citi Note as follows:

a.	Maturity date will be 31 March 2021.

b.	Blue Citi’s right to match a lower conversion rate will now only apply to convertible notes issued after 01 July 2020.

c.	No further interest shall accrue on the Blue Citi Note so long as there is no event of default.

2. The Company and SMEA2Z LLC (“SME”) entered into the July 2020 Smea2z Amendment and Forbearance Agreement (the “SME Agreement”). The Company had previously issued to SME that certain 8% Convertible Redeemable Note in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000) on 23 October 2018, with a maturity date of 23 July 2019 (the “SME Note”). Under the SME Agreement, SME agreed to forbear from enforcing its rights under the SME Note with regard certain possible events of default under the SME Note, and the Company and SME further agreed to amend the SME Note as follows:

a.	There is no longer a right to match a lower conversion rate.

b.	Maturity Date is extended to 30 September 2020.

c.	No conversions until 01 October 2020.

d.	No further interest shall accrue on the SME Note so long as there is no event of default.

3. The Company and Blue Citi entered into the July 2020 AFT an Amendment and Forbearance Agreement (the “AFT Agreement”). The Company had previously issued to AFT that certain 8% Convertible Redeemable Note in the original principal amount of One Hundred Ten Thousand Dollars ($110,000) on 16 October 2018, with a maturity date of 16 July 2019 (the “AFT Note”). The AFT Note was subsequently acquired by Blue Citi. Under the AFT Agreement, Blue Citi agreed to forbear from enforcing its rights under the AFT Note with regard certain possible events of default under the AFT Note, and the Company and Blue Citi further agreed to amend the AFT Note as follows:

a.	There is no longer a right to match a lower conversion rate.

b.	Maturity Date is extended to 30 September 2020.

c.	No conversions until 01 October 2020.

d.	No further interest shall accrue on the AFT Note so long as there is no event of default.

4. The Company and Blue Citi entered into the July 2020 Credit Line AFT an Amendment and Forbearance Agreement (the “Credit Line Agreement”). The Company had previously issued to Blue Citi that certain Promissory Note in the original principal amount of Two Hundred Thousand Dollars ($200,000) in January 2020, with a maturity date of 30 September 2020 (the “Credit Line Note”). Under the Credit Line Agreement, Blue Citi agreed to forbear from enforcing its rights under the Credit Line Note with regard certain possible events of default under the Credit Line Note, and the Company and Blue Citi further agreed to amend the Credit Line Note as follows:

a.	Maturity date is extended to 30 June 2021.

b.	There is no longer a right to match a lower conversion rate.

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c.	The conversion rate is now set at a 40% discount.

d.	Conversions under the Credit Line Note can start at the earlier of (i) the maturity date; or, (ii) both the AFT Note and Smea2z Note being fully converted or paid-in-full.

e.	As additional consideration for the Credit Line Agreement, the Company issued to Blue Citi a new convertible promissory note (the “New Note”) in the amount of Twenty Five Thousand Dollars ($25,000), with the following terms and conditions, among others:

(1)	Maturity date is 01 July 2021.

(2)	Conversion rate is a 40% discount.

(3)	Conversions can start after nine (9) months.

(4)	No right to match a lower conversion rate.

The foregoing descriptions of the Blue Citi Agreement; SME Agreement; AFT Agreement; Credit Line Agreement; and, the New Note (collectively, the “Amendment Documents”) do not purport to be complete and are qualified in their entirety by the actual language of each of the respective Amendment Documents.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment Documents is hereby incorporated by reference.

ITEM 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment Documents is hereby incorporated by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 10 July 2020	DATA443 RISK MITIGATION, INC.

	By:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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